 July 9, 2007

Securities and Exchange Commission

450 5th Street, N.W.

Washington, D.C. 20549

Re:  Authorization to Sign Rule 16 Forms

 I am the Vice President and Treasurer of General Electric Company ("GE") and, until further written notice, I hereby individually authorize Michael R. McAlevey (GE's Vice President and Chief Corporate, Securities & Finance Counsel), Ning Chiu (GE's Corporate and Securities

Counsel), Christoph Pereira (GE's Corporate and Securities Counsel), and Eliza W. Fraser (GE's

Associate Corporate Counsel) to sign on my behalf any Form 4, Form 5 or related form that I have filed or may file hereafter in connection with my direct or indirect beneficial ownership of General Electric Company securities, and to take any other action of any type whatsoever in connection with the foregoing which in his or her opinion may be of benefit to, in the best interest of, or legally required by me.

  Very truly yours,

  S/ Kathryn Cassidy

  Kathryn A. Cassidy

STATE OF CONNECTICUT)

     ) ss

COUNTY OF STAMFORD)

Subscribed and sworn to before me on this the 9th of July, 2007.

     S/Patricia Ann Vertula

     Name: Patricia Ann Vertula

     Notary Public

     My commission expires January 31, 2011